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                                  MOSAIX, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MONDAY, JULY 12, 1999

     The undersigned shareholder of Mosaix, Inc., revoking all prior proxies, hereby appoints Nicholas A. Tiliacos and John J. Flavio, or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Mosaix which the undersigned is entitled to vote at the special meeting of shareholders to be held at Mosaix's offices, 6464 185th Avenue N.E., Redmond, Washington, on Monday, July 12, 1999, beginning at 9:00 a.m., local time, and at any adjournments of the meeting, upon matters set forth in the Notice of Special Meeting dated June 9, 1999, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Mosaix board of directors. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

     THIS PROXY IS SOLICITED ON BEHALF OF THE MOSAIX BOARD OF DIRECTORS. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                        (Please fill in the appropriate boxes on the other side)
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A.   [X]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     1. To approve the Agreement and Plan of Merger dated as of April 2, 1999, among Lucent Technologies Inc., Noah Acquisition Inc., a wholly owned subsidiary of Lucent, and Mosaix, Inc.

          FOR   [ ]

          AGAINST   [ ]

          ABSTAIN   [ ]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.

DATED:                , 1999

Signature of Shareholder(s)

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     Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

     If shareholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians or others signing in a representative capacity should indicate the capacity in which they are signing.

     Mark here if you plan to attend the meeting   [ ]